Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Independent Auditors and Counsel" in the Registration Statement (Form S-3 No. 33-2084) and related Prospectus of CSX Corporation and to the incorporation by reference therein of our report dated January 31, 1997 (except for Note 2, as to which the date is March 7, 1997), with respect to the consolidated financial statements of CSX Corporation included in its Annual Report on Form 10-K for the year ended December 27, 1996, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Richmond, Virginia
January 13, 1998


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